UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2023

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Jones Soda Co. (the “Company”) issued a press release announcing that Mark Murray intends to retire as the Company’s President and Chief Executive Officer, effective June 23, 2023, and that the Board of Directors (the “Board”) of the Company had appointed David Knight, age 59, to succeed Mr. Murray as the Company’s President and Chief Executive Officer, effective June 23, 2023. Mr. Murray will continue to serve as a director on the Board.

Mark Murray Retirement as President and Chief Executive Officer

In connection with the planned retirement of Mark Murray, the Company and Mr. Murray entered into a Release of Claims Agreement, dated June 8, 2023 (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, Mr. Murray is entitled to receive an aggregate severance amount of $221,346.15 (representing his prorated base salary for the remainder of 2023 and 50% of his minimum bonus for 2023) and a continuation of his health benefits for the remainder of 2023. Mr. Murray’s 600,000 vested stock options will also continue to be exercisable until the earlier of six months from the date he is no longer a director on the Board, or their respective expiration date, and his 600,000 unvested restricted stock units (“RSUs”) will continue to be subject the terms of such RSUs as long as he continues to serve on the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Severance Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of David Knight as President and Chief Executive Officer

Prior to his appointment as the Company’s President and Chief Executive Officer, Mr. Knight has accumulated 37 years of global marketing sales, and corporate communications experience with several diverse companies. From 2021 to March 2023, Mr. Knight was the Chief Beverage Officer for CFH Ltd. where he built a beverage division that included CBD beverages, from 2019 to 2021 he was the Chief Revenue Officer for PIN Business Network, from 2017 to 2019 he was the Chairman and CEO of Rego Payment Architectures, and from 2007 to 2017, Mr. Knight was CEO and Co-founder of SX Latin Liquors, a start-up company that developed and launched a new product range of Latin spirits. Mr. Knight was also the Vice President of Internal Communications for eBay Inc. from 2006 to 2008, the Vice President of International Marketing for eBay Inc. from 2004 to 2006, the Vice President of Marketing Gatorade International for PepsiCo International from 2001 to 2004, and the Vice President of Marketing Asia Pacific for Quaker Oats from 2000 to 2001. Mr. Knight has a Bachelor of Business, Marketing from the University of New South Wales in Sydney, Australia.

Mr. Knight has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Knight has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Knight was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person.

In connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Knight executed an executive employment agreement (the “Employment Agreement”) with the Company dated June 8, 2023, which provides amongst other things that Mr. Knight will be paid an initial base salary of $350,000. Additionally, Mr. Knight will be eligible to receive an annual cash bonus of $175,000 (the “Annual Bonus”) in the event that the Company achieves annual revenues in the applicable fiscal year of at least $23,452,000.00 (calculated in accordance with Generally Accepted Accounting Principles in the United States) (the “Revenue Target”) and at least ($959,000) in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) (the “EBITDA Target”). The Annual Bonus is to be adjusted upward by $2,500 for each 1% that the Company’s actual annual revenues and adjusted EBITDA exceed the Revenue Target and the EBITDA Target, up to a maximum of $175,000 (the total Annual Bonus paid in any given year shall not exceed $350,000).

Pursuant to the terms of the Employment Agreement, the Board on June 8, 2023 granted Mr. Knight non-qualified stock options (the “Stock Options”) to purchase four million (4,000,000) shares of common stock of the Company pursuant to the Company’s standard option award agreement and the terms and conditions of the Company’s 2022 Omnibus Equity Incentive Plan (the “Plan”). The Stock Options shall vest as follows with a June 19, 2023 vesting commencement date (the “Vesting Commencement Date”), in each case subject to Mr. Knight’s continued service through the applicable time vesting date: (1) 1,333,333 of the Stock Options shall vest on the date that is the one year anniversary of the Vesting Commencement Date, (2) an additional 1,333,333 of the Stock Options shall vest on the date that is the two year anniversary of the Vesting Commencement Date, and (3) the remaining 1,333,334 of the Stock Options shall vest on the date that is the three year anniversary of the Vesting Commencement Date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.         Description

10.1         Release of Claims Agreement, between the Company and Mark Murray, dated June 8, 2023.
10.2         Employment Agreement, between the Company and David Knight, dated June 8, 2023.
99.1         Press Release dated June 8, 2023.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

June 13, 2023	By:	/s/ Mark Murray
Mark Murray Chief Executive Officer and President